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                                                                     Exhibit 4.2
                                                                [EXECUTION COPY]









                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                           THE A CONSULTING TEAM, INC.

                                       AND

                              LEVEL 8 SYSTEMS, INC.



                         Dated as of September 29, 2000




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         STOCK PURCHASE AGREEMENT dated as of September 29, 2000 (this
"Agreement") between (i) THE A CONSULTING TEAM, INC., a New York corporation (the "Company"), and (ii) LEVEL 8 SYSTEMS, INC. (the "Investor").

The parties agree as follows:

1. Authorization. The Company has authorized the issuance and sale, upon the terms and set forth in this Agreement, of (i) the shares of the Company's Common Stock, $.01 par value (the "Common Stock"), referred to below, (ii) the Warrant referred to below in the form attached hereto as Exhibit A (the "Warrant"), and
(iii) the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

2. Purchase and Sale of the Shares and the Warrant.

         2.1 The Investor hereby purchases from the Company, and the Company hereby issues and sells to the Investor, 500,000 shares of Common Stock (collectively, the "Shares") and a Warrant to purchase 500,000 shares of Common Stock, subject to certain adjustments as provided for in the Warrant, for an aggregate purchase price of four million dollars ($4,000,000) (the "Purchase Price"). The Investor agrees that payment for the Purchase Price shall be made pursuant to a wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 2.1.2 hereto on the date hereof (the "Closing Date').

         2.2 Upon receipt of the Purchase Price, the Company shall send by overnight courier on the Closing Date (i) certified copies of all requisite corporate actions taken by the Board of Directors of the Company to authorize the execution and delivery of this Agreement and the Warrant by the Company and its consummation of the transactions contemplated thereby, (ii) such other corporate documents and other papers as the Investor or its counsel may reasonably request, (iii) the Warrant and (iv) the certificate for the Shares, duly registered in the Investor's name, against payment in full by the Investor of the Purchase Price.

         2.3 Subject to and in accordance with the terms of the Warrant, the Investor shall have the option, exercisable by notice from the Investor to the Company at any time commencing 120 days after the date hereof but prior to the second anniversary of the date hereof to purchase from the Company up to an aggregate of 500,000 shares of Common Stock at a purchase price of $13.00 per share, subject to certain adjustments as provided for in the Warrant.

3. Representations and Warranties of Company.

         The Company hereby represents and warrants to the Investor as follows except as set forth in the schedules hereto with respect to specific Sections below:

         3.1 Organization.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted, to enter into the Documents (as hereinafter defined), to perform its obligations thereunder, and to consummate the transactions contemplated by the Documents. "Documents" means (a) this Agreement and (b) the Warrant. The Company has made available to the Investor upon request therefor copies of its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-laws, as amended; said copies are true, correct and complete and contain all amendments through the date hereof.

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         3.2 Qualification; Good Standing.

         The Company is duly qualified to do business and is in good standing as a foreign corporation in the States of New Jersey, Georgia, Illinois and Connecticut. The Company is not required to be qualified in any other jurisdiction where the failure to qualify would have a material adverse effect on the Company. The Company is not and, upon consummation of the transactions contemplated by the Documents will not be, an "investment company" or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         3.3 Corporate Authorization; Enforceability, Etc.

         The Company has taken all corporate action, including all action required of its Board of Directors and stockholders, necessary to authorize its execution and delivery of the Documents, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby. The Documents have been executed and delivered by an officer of the Company in accordance with such authorization. Each Document constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity. The Company has authorized and shall at all times hold in reserve for issuance in accordance with this Agreement the Shares and the Warrant Shares. Upon delivery, the Shares will be duly authorized and validly issued, and upon payment of the Purchase Price will be fully paid and nonassessable and will be free of any liens or encumbrances other than any liens or encumbrances created by the Investor outside of this Agreement; provided, however, that the Shares are subject to the restrictions on transfer under "blue-sky", state and/or Federal securities laws and pursuant to this Agreement. The Warrant Shares have been duly authorized and when issued in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than any liens or encumbrances created by the Investor outside of the Documents; provided, however, that the Warrant Shares are subject to the restrictions on transfer under "blue-sky", state and/or Federal securities laws and pursuant to this Agreement and the Warrant. The Shares and the Warrant Shares shall not be subject to any preemptive rights or rights of first offer or refusal except as set forth herein.

         3.4 No Conflict.

         The execution and delivery by the Company of the Documents, its consummation of the transactions contemplated thereby, and its compliance with the provisions thereof, will not in any material respect (a) violate or conflict with its Certificate of Incorporation or By-laws, (b) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or any of its assets is subject, (c) result in the imposition of any Encumbrance (as hereinafter defined) on any asset of the Company, (d) violate or conflict with any Laws (as hereinafter defined), or (e) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been obtained or made or will be made in a timely manner. "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party; and "Laws" means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

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         3.5 Capitalization.

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), and 2,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which (A) no shares of Preferred Stock are outstanding and (B) 6,609,996 shares of Common Stock are issued and outstanding. Except (i) for an aggregate of 900,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plan(s),
(ii) as set forth on Schedule 3.5, and (iii) for the shares of Common Stock issued or issuable in accordance with this Agreement and the Warrant, immediately after the date hereof there will be no outstanding (1) securities convertible into or exchangeable for shares of capital stock or other securities of the Company, (2) options, warrant, or other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, or (3) contracts, agreements or commitments relating to the issuance by the Company of any shares of such capital stock, any such convertible or exchangeable securities, or any such options, warrant or other rights. There are no voting trusts, voting agreements, proxies or other agreements, instruments or understandings with respect to the voting of the capital stock of the Company. Except (i) as set forth herein, and (ii) as set forth on Schedule 3.5, there are no agreements or understandings granting to any person or entity any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of any shares of its capital stock.

         3.6 Securities Laws.

         Subject to and based in part upon the truth and accuracy of the representations and warranties of the Investor contained herein, the offering and sale of the Shares, the Warrant and the Warrant Shares contemplated hereby are not subject to the registration requirements of the Securities Act pursuant to an exemption thereunder and are, or following the date hereof will be, exempt from registration or will be qualified as and when required under all applicable state securities or "blue-sky" laws.

         3.7 Financial Statements; SEC Documents.

         3.7.1 Since June 30, 1999, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents, and amendments thereto, required to be filed by it through the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such forms, reports, schedules, statements, amendments and other documents, to the extent filed and publicly available prior to the date of this Agreement, other than preliminary filings, are referred to as the "SEC Reports").

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         3.7.2 The Company is subject to Section 13 of the Exchange Act and is in compliance with its reporting obligations thereunder, satisfies the current public information requirement of Rule 144(c)(1) under the Securities Act (and is current in such reporting obligations) and is currently eligible to file a registration statement on Form S-3 under the Securities Act.

         3.7.3 On the date of filing of each of the SEC Reports, such Report,
             (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act.

         3.7.4 The financial statements for the Company filed with the SEC in its Form 10-K for the year ended December 31, 1999 present fairly the financial condition and the results of operations of the Company as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). The unaudited financial statements for the Company filed with the SEC in its Form 10-Q for the quarter ended June 30, 2000, present fairly the financial condition and the results of operations of the Company as of the date and for the period indicated, and have been prepared in accordance with GAAP (subject to year-end audit adjustments not in the aggregate material and except for the absence of footnotes required by GAAP). The statement of income included in the unaudited financial statements does not contain any items of extraordinary or nonrecurring income except as expressly stated therein, and the Company's balance sheet does not reflect any write-up or revaluation increasing the book value of any assets.

         3.7.5 Since June 30, 2000, except as disclosed in Schedule 3.7.5 hereto, (a) the Company has conducted its business only in the ordinary course, and has not incurred any (i) liabilities or obligations (except such as were incurred in the ordinary course of the Company's business consistent with past practice and which do not exceed $100,000 in the aggregate) and (ii) indebtedness for money borrowed (whether absolute, accrued, contingent or otherwise), (b) no event has occurred or circumstance or state of facts exist, whether or not in the ordinary course of business, which has had or could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or properties of the Company and (c) the Company has not set aside, declared or paid any dividend or other distribution to any of its securityholders.

         3.7.6 Except as disclosed in the SEC Reports or in Schedule 3.7.6 attached hereto, the Company is not subject to any actual or, to the Company's knowledge, reasonably foreseeable potential material claims or liabilities (whether absolute, accrued, contingent or otherwise), including, without limitation, any tax, environmental, ERISA or employment material claims or liabilities, or any other material debts, liabilities, obligations, claims or potential material claims.

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         3.7.7 All taxes, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Company, and all interest and penalties thereon, whether disputed or not, have been paid in full, all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed and all deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made. The Company has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.

         3.8 Subsidiaries; Real Property.

         Except as set forth on Schedule 3.8, the Company does not own, directly or indirectly, any capital stock or other proprietary interest in any other corporation, partnership, or other entity. The Company does not own or hold, directly or indirectly, any real property.

         3.9 Compliance with Laws; Governmental Authorizations.

         The Company is in compliance with all Laws, except for such noncompliance as would not have a material adverse effect on its assets, business condition (financial or otherwise), or property. The Company is not required to hold or maintain any material governmental authorizations, licenses or permits in the conduct of its business as presently conducted and as proposed to be conducted (other than any thereof which it holds on the date hereof).

         3.10 Litigation.

         Except as set forth on Schedule 3.10 hereto, there are no (a) actions, suits, claims, investigations or other proceedings by or before any governmental authority or arbitrator pending or, to the knowledge of the Company, threatened against the Company, or (b) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against the Company.

         3.11 Brokers and Finders.

         No person or entity acting on behalf or under the authority of the Company is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the issuance of the Shares or the consummation of any of the transactions contemplated by the Documents.



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         3.12 Disclosure.

         3.12.1 No representation or warranty of the Company contained in this Agreement or the Schedules hereto, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.12.2 The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that Investor or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         3.12.3 Except as otherwise provided herein, the representations and warranties in this Agreement shall survive for all claims made prior to June 14, 2001.

4. Representations and Warranties of the Investor.

         The Investor represents and warrants to the Company as follows:

         4.1 Organization.

         The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or partnership power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

         4.2 Authorization.

         The Investor has taken all action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the transactions contemplated hereby and this Agreement has been executed and delivered by an officer or other authorized representative of the Investor in accordance with such authorization. This Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

         4.3 Investment Representations and Warranties.

         4.3.1 The Shares, the Warrant and any Warrant Shares which are acquired by the Investor hereunder will be acquired by it hereunder for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Investor further understands the transfer restrictions on the Shares, the Warrant and the Warrant Shares hereof in the event the Investor desires to transfer any of its Shares, the Warrant or any Warrant Shares.

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         4.3.2 The Investor understands that, except as provided in Section 5 hereof, any Shares and the Warrant acquired by it hereunder have not been, and the Warrant Shares will not be, registered under the Securities Act or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or qualification.

         4.3.3 The Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

         4.3.4 The Investor acknowledges that it has met with representatives of the Company and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares, the Warrant and the Warrant Shares, and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to such investments as to enable the Investor to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

         4.3.5 The Investor has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

         4.3.6 The Investor is an "accredited investor" as such term is defined in Rule 501 (the provisions of which are known to the Investor) promulgated under the Securities Act.

         4.3.7 The Investor has not been formed solely for the purpose of effecting its investment hereunder.

         4.3.8 The Investor acknowledges that the securities laws and state fiduciary laws impose certain obligations on persons who trade on or divulge material non-public information of publicly traded companies.

         4.4 Brokers and Finders.

         No person or entity acting on behalf or under the authority of the Investor is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

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         4.5 1934 Act Filings.

         The Investor will make all filings (if any) required to be made by it under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, and all regulations thereunder, in connection with the transactions contemplated hereby.

5. Registration Rights.

         5.1 On or before December 1, 2000, the Company shall use its best efforts to file a registration statement on Form S-3 (or on such other form as may be available to the Company) (the "Registration Statement") with the SEC for the public sale of the Shares and the Warrant Shares. For the purpose of certainty, the Investor shall not be obligated to exercise the Warrant in order for the Registration Statement to cover the Warrant Shares.

         5.2 The Company shall use its best efforts to cause such Registration Statement to become effective not later than 90 days after the date of filing, and to remain effective until the Warrant Shares are eligible for sale under Rule 144(k) of the Securities Act. The Investor acknowledges that the occurrence of material events may require that the Registration Statement be amended before further sales are permitted thereunder, in which case the Company will promptly effect such amendment.

         5.3 The Registration Statement shall be accompanied by blue sky clearances in such states as the Investor may reasonably request, provided, however, the Company shall not be required to execute any general consent to service of process in order to obtain such blue sky clearance, except in a jurisdiction where the Company is already subject to such process.

         5.4 The Company shall supply to the Investor a reasonable number of copies of all registration materials and prospectuses relating to the registration of the Shares and the Warrant Shares. The Company and the Investor shall execute and deliver to each other indemnity agreements that are conventional in transactions of this type. The Investor shall cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto.

         5.5 Notwithstanding the effectiveness of any Registration Statement, the Investor will not sell any of the Company's stock covered by the Registration Statement in a public offering or on any exchange which such stock is traded, prior to 30 days after the effectiveness of the Registration Statement.

         5.6 The Company shall at all times file such public reports as shall be required to satisfy the current public information requirements contained in Rule 144 of the Securities Act, shall not hinder or delay any sales under such Rule, or permit or suffer its counsel to hinder or delay any such sales. The Company shall pay the fees and expenses of its counsel in connection with any such sales.

         5.7   Time is of the essence for purposes of this Section 5.

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6. Legend.

         The Shares and any Warrant Shares issued shall bear the legend set forth on Exhibit B hereof (the "Legend"). The Company will promptly, upon request and receipt from the Investor of reasonable and customary written representations, opinions and brokers letters for sales under Rule 144, remove the Legend (i) in connection with any transfer of securities that is registered under the Securities Act or made in compliance with Rule 144 or (ii) when it is otherwise no longer required by applicable provisions of the Securities Act.

7. Right of First Offer.

         (a) If the Investor proposes to sell (which term shall include any disposition) any Shares or any Warrant Shares (the "Securities") in a Covered Sale (as hereinafter defined), the Investor will give written notice to the Company (the "Transfer Notice") of the number of Securities the Investor proposes to sell in Covered Sales during the 90-day period (the "Notice Period") commencing on the date of the Investor's delivery of the Transfer Notice (the "Delivery Date") and the price per share at which the Investor proposes to sell such Securities. The Company shall have the right, during the 10-day period commencing on the Delivery Date, to purchase all, but not less than all, of the Securities described in the Transfer Notice at the price per share set forth in the Transfer Notice by delivery to the Investor of (i) the Company's written irrevocable agreement to purchase all of such Securities at such price per share and (ii) payment in immediately available funds of the aggregate purchase price for such Securities to such account or accounts as shall be designated by the Investor. The right described in the preceding sentence shall terminate if the agreement and purchase price described in the preceding sentence are not received by the Investor prior to 4:00 p.m. New York City time on the 10th day immediately following the Delivery Date. If the Company does not exercise its right as hereinabove set forth within such 10-day period, the Investor may sell all or any portion of the Securities described in the Transfer Notice to any purchaser for a price per share equal to or in excess of the price set forth in the Transfer Notice. If, at the end of the Notice Period, the Investor has not completed such sales, the Investor shall no longer be permitted to sell such Securities in a Covered Transaction without again complying with all of the provisions of this Section. Notwithstanding the foregoing, the Investor may at any time amend, supplement or revise any information set forth in any previously delivered Transfer Notice by delivering an amended Transfer Notice to the Company, in which event the 10- and 90- day periods described above shall recommence from the date of Investor's delivery of such amended Transfer Notice to the Company.

         (b) As used in this Section, "Covered Sale" shall mean any sale of Securities by the Investor other than (i) a sale to an Affiliate of the Investor or (ii) a transfer that is registered under the Securities Act or effected pursuant to Rule 144 under the Securities Act.

         (c) Notwithstanding anything in the Documents, the provisions of this Section shall terminate and be of no further effect on the second anniversary of the date hereof.


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8. Indemnification.

         8.1 The Company shall indemnify, defend and hold the Investor harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in the Documents.

         8.2 The Investor, severally and not jointly, shall indemnify and hold the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Investor contained in the Documents.

9. Fees and Expenses.

         Each party hereto shall bear its own costs and expenses incurred on its behalf in connection with the preparation, negotiation, execution, and delivery of the Documents, and the preparation for and consummation of the transactions contemplated thereby and therein, including any expenses incurred in connection with the Registration Statement; provided, however, that the Company shall pay the reasonable fees and expenses of one law firm representing the Investor up to an amount not in excess of $25,000.

10. Publicity; Press Release.

         Neither the Company nor Investor shall issue any press release or make any public disclosure regarding the transactions contemplated unless such press release or public disclosure is approved by the other party in advance, provided that neither party hereto shall prevent the other from making any disclosures required by law. Subject to the foregoing, the Company shall issue a press release in form and substance acceptable to investor promptly following the Closing.

11. Entire Agreement.

         This Agreement (including the Exhibits and Schedules hereto) contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, any oral or written communications made by an officer, employee, agent or affiliate of the Company in connection therewith.

12. Notices.

         All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                           if to the Company:

                                    The A Consulting Team, Inc.
                                    200 Park Avenue South
                                    New York, New York  10003

                                    Telephone: (212) 979-1010
                                    Fax:       (212) 979-7838

Attention: Shmuel BenTov, Chairman & Chief Executive Officer


                                    if to the Investor:

                                    Associate Corporate Counsel
                                    Level 8 Systems, Inc.
                                    8000 Regency Parkway
                                    Cary, North Carolina 27511


                                    Phone:     919-319-2440

Fax:                                           919-380-5090

                                    Attention: James Andrew Saputo, Jr.

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of an internationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission with confirmation of its receipt, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

13. Amendments.

         The terms and provisions of this Agreement may only be modified or amended, or the performance thereof waived, pursuant to an instrument signed by
(a) the Company and the Investor or (b) the party against whom enforcement of such modification, amendment or waiver is sought.

14. Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15. Headings.

         The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Governing Law.

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

17. Successors and Assigns.

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. No assignment of the Documents (or delegation of the Company's obligations thereunder) may be made by the Company at any time, whether or not by operation of law, without the Investor's prior written consent; provided, however, that this sentence shall not be interpreted to require a separate consent of the holders of the Warrant in connection with any acquisition, business combination, or similar transaction where all or substantially all of the assets or securities of the Company are acquired by a third party. The Investor may not assign its rights or delegate its duties hereunder without the Company's prior consent, except that the Investor may assign any or all of its rights under this Agreement to an Affiliate of the Investor without the Company's consent provided that such Affiliate delivers to the Company an agreement reasonably satisfactory to the Company in which such Affiliate assumes all of the Investor's payment and other obligations under this Agreement and makes the representations made by the Investor hereunder.

18. Delays or Omissions.

         Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or the Investor upon any breach or default of any party under any Document shall impair any such right, power or remedy of the Company or the Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investor of any breach or default under any Document, or any waiver on the part of any such party of any provisions or conditions of any Document, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Documents or by law or otherwise afforded to the Company or the Investor, shall be cumulative and not alternative.

19. Stock Certificates.

         Upon surrender of any certificate representing Securities for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Securities represented by the certificate so surrendered and registered as such holder may request. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any of the Securities and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of Securities evidenced by such certificate which remain outstanding.

20. Specific Enforcement.

         The Company acknowledges and agrees that irreparable damage would be suffered by the Investor in the event that any of the Company's covenants contained in the Documents were not performed in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the Investor in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent breaches of the covenants referred to in the immediately preceding sentence and to enforce specifically the terms and provisions of the Documents in any court having jurisdiction, this being in addition to any other rights and remedies to which the Investor may be entitled at law or equity.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                                          THE A CONSULTING TEAM, INC.


                                          By: /s/ Frank T. Thoelen
                                              --------------------------
                                              Name:  Frank T. Thoelen
                                              Title: CFO



                                          LEVEL 8 SYSTEMS, INC.


                                          By: /s/ Dennis McKinnie
                                              --------------------------
                                              Name:  Dennis McKinnie
                                              Title: SVP

                                 Schedule 2.1.2
                                 --------------


The A Consulting Team, Inc.
Citibank N.A.
Branch #52
330 Madison Avenue
New York, NY 10017
ABA#021000089
Account #46913374

                                  Schedule 3.5
                                  ------------

----------------------------------------------------------------------
                              Outstanding Warrants
                              --------------------
----------------------------------------------------------------------
Investor                                                       Shares
--------                                                       ------
----------------------------------------------------------------------
Yossi Vardi                                                   271,428
----------------------------------------------------------------------
Rita Folger                                                    14,286
----------------------------------------------------------------------
DS Polaris Group                                              168,068
----------------------------------------------------------------------
SFK Group                                                     168,068
----------------------------------------------------------------------
Koonras Technologies, Ltd.                                    142,857
----------------------------------------------------------------------
Arison Investments Ltd.                                       378,150
----------------------------------------------------------------------
Eurocom Communications, Ltd.                                  178,570
----------------------------------------------------------------------
Poalim Capital Markets Technologies, Ltd.                     142,857
----------------------------------------------------------------------
Michael G. Jesselson 4/8/71 Trust                              87,500
----------------------------------------------------------------------
Michael G. Jesselson 12/18/80 Trust                            37,500
                                                            ---------
----------------------------------------------------------------------
Total                                                       1,589,284
-----                                                       =========
----------------------------------------------------------------------


----------------------------------------------------------------------
                         Shares with Registration Rights
                         -------------------------------
----------------------------------------------------------------------
Investor                                                       Shares
--------                                                       ------
----------------------------------------------------------------------
Yossi Vardi                                                   542,856
----------------------------------------------------------------------
Rita Folger                                                    28,571
----------------------------------------------------------------------
DS Polaris Group                                              203,782
----------------------------------------------------------------------
SFK Group                                                     203,782
----------------------------------------------------------------------
Koonras Technologies, Ltd.                                    285,714
----------------------------------------------------------------------
Arison Investments Ltd.                                       556,721
----------------------------------------------------------------------
Eurocom Communications, Ltd.                                  357,140
----------------------------------------------------------------------
Poalim Capital Markets Technologies, Ltd.                     285,714
----------------------------------------------------------------------
Michael G. Jesselson 4/8/71 Trust                             175,000
----------------------------------------------------------------------
Michael G. Jesselson 12/18/80 Trust                            75,000
                                                            ---------
----------------------------------------------------------------------
Total                                                       2,714,280
-----                                                       =========
----------------------------------------------------------------------

                                 Schedule 3.7.5
                                 --------------

The Company has a credit line from Citibank N.A., of which $2,000,000 was outstanding on the date hereof.

                                 Schedule 3.7.6
                                 --------------

                                      None

                                  Schedule 3.8
                                  ------------

                                 T3 Media, Inc.
                                 Always-On, Inc.

                                  Schedule 3.10
                                  -------------

                                   Litigation
                                   ----------

                                      None

                                    EXHIBIT A
                                    ---------

                                     Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.




                                                              September 29, 2000

                           THE A CONSULTING TEAM, INC.

                                     WARRANT

         THIS CERTIFIES that, for value received, LEVEL 8 SYSTEMS, INC, or assigns, is entitled to subscribe for and purchase from THE A CONSULTING TEAM, INC., a New York corporation (the "Company"), up to 500,000 shares (the "Warrant Shares") of Common Stock, $.01 par value (the "Common Stock") of the Company at a purchase price of $13.00 per share (the "Warrant Price") at any time or times commencing 120 days after the date hereof and ending on the second anniversary of the date of this Warrant (the "Exercise Period"). The shares of capital stock of the Company issuable upon exercise or exchange of this Warrant are sometimes hereinafter referred to as the "Warrant Shares," and, in connection therewith, all references herein to Warrant Shares shall mean Common Stock.

1. Exercise of Warrant.

         The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time and from time to time during the Exercise Period, by the surrender of this Warrant (together with the Form of Exercise attached hereto duly executed) at the office of the Company, or at such other agency or office of the Company in the United States of America as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company, and by payment to the Company of the Warrant Price in cash, by certified check, by wire transfer or by bank draft payable to the order of the Company for each share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if such Warrant Exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2. Adjustment of Warrant Price.

         If, at any time during the Exercise Period, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of such class of capital stock or by a subdivision or split-up of shares of such class of capital stock, or (ii) decreased by a combination of shares of such class of capital stock, then, following the record date fixed for the determination of holders of such class of capital stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Warrant Price shall be adjusted to a new amount equal to the product of (A) the Warrant Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of such class of capital stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of such class of capital stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

3. Adjustment of Warrant Shares.

         Upon each adjustment of the Warrant Price as provided in Section 2, the holder hereof shall thereafter be entitled to subscribe for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares purchaseable prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any exercise or conversion of the Warrant. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the holder an amount computed by multiplying the fractional interest by the Fair Market Value of a full share. For purposes of this Section 3, "Fair Market Value" of the Warrant Shares shall mean:

                           (i) the closing price of shares of the Company's
                  Common Stock quoted on the Nasdaq National Market or the closing price quoted on any exchange on which such shares are listed, whichever is applicable, on the trading day immediately preceding the date of delivery of the notice pursuant to Section 1, or

                           (ii) if the Common Stock is not listed on the Nasdaq
                  National Market or on an exchange, the fair market value of one share of Common Stock as determined in good faith by the Company's Board of Directors.

4. Covenants as to Stock.

         The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon receipt by the Company of the Warrant Price therefor and upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company shall pay all taxes and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of the certificates representing Warrant Shares hereunder. The Company further covenants and agrees that the Company will from time to time take all such action as may be requisite to assure that the stated or par value per share of the Common Stock is at all times equal to or less than the then effective Warrant Price per share of the Common Stock issuable upon exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of capital stock upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as any capital stock of the Company is listed on any national securities or the NASDAQ Stock Market, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock issuable upon exercise of this Warrant.

5. No Shareholder Rights.

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

6. Restrictions on Transfer; Etc.

              (a) The Company may deem and treat the person in whose name this
                  Warrant is registered as the holder and owner hereof for all purposes and shall not be affected by any notice to the contrary. The holder of this Warrant by acceptance hereof agrees that the transfer of the Warrant Shares is subject to the provisions set forth in this Section 6 and the conditions, including a right of first offer, specified in the Stock Purchase Agreement (as defined herein). The Warrant Shares issuable upon exercise of this Warrant shall be entitled to all rights and benefits accorded thereto in the Stock Purchase Agreement between the Company and the other parties thereto of even date herewith (the "Stock Purchase Agreement"), and the applicable provisions of the Stock Purchase Agreement are hereby incorporated herein by reference.


              (b) Each certificate representing Warrant Shares shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:


                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. ADDITIONALLY, UNTIL SEPTEMBER 29, 2002, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS, INCLUDING A RIGHT OF FIRST OFFER, SPECIFIED IN THE STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 29, 2000, BETWEEN THE A CONSULTING TEAM, INC. AND THE OTHER PARTY THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE A CONSULTING TEAM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE A CONSULTING TEAM, INC."

              (c) The holder of any Warrant Shares by acceptance thereof agrees, prior to any transfer of any Warrant Shares, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section and Section 7 of the Stock Purchase Agreement. The holder delivering such notice concurrently shall deliver a written opinion, addressed to the Company, of counsel for such holder, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such Warrant Shares under the Securities Act or the securities or "blue sky" laws of any state of the United States, whereupon, subject to Section 7 of the Stock Purchase Agreement, such holder of Warrant Shares shall be entitled to transfer such Warrant Shares in accordance with the terms of the notice delivered to the Company, so long as the Company does not reasonably object to such opinion within three business days after delivery thereof. Each certificate or other instrument evidencing the securities issued upon the transfer of any Warrant Shares (and each certificate or other instrument evidencing any untransferred balance of such Warrant Shares) shall bear the legend set forth in paragraph
                  (b) above unless (i) in the opinion of counsel to the Company registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends or a legend is no longer required by applicable provisions of the Securities Act.


              (d) Notwithstanding the foregoing provisions of this Section, the restrictions imposed by this Section upon the transferability of the Warrant Shares shall cease and terminate when (i) any such Warrant Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by paragraph (c) above which does not require that the Warrant Shares so transferred bear the legend set forth in paragraph
                  (b) hereof, or (ii) the holder of such Warrant Shares has met the requirements for transfer of such Warrant Shares under Rule 144(k) under the Securities Act. Whenever the restrictions imposed by this Section shall terminate, the holder of any Warrant Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section.

7. Amendment.

         The terms and provisions of this Warrant may not be modified or amended, except with the written consent of the Company and the holders of a majority of Warrant Shares issuable upon exercise hereof.

8. Reorganizations, Etc.

         In case, at any time on or prior to the end of the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing operation and which does not result in any change in the Warrant Shares or in any distribution of any securities, evidences of indebtedness, rights, cash or other property to security holders of the Company) or of the sale of all or substantially all the properties and assets of the Company to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Warrant Shares issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such case, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant during the remainder of the Exercise Period and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property issuable or payable, as the case may be, upon such merger, consolidation, sale of assets or other change to a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 8 shall similarly apply to successive mergers, consolidations, sale of assets and other changes and transfers.

9. Lost, Stolen, Mutilated or Destroyed Warrant.

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. Notice of Adjustments.

         The Company shall promptly give written notice of each change, adjustment or readjustment of the Warrant Price or the number of shares of Common Stock or other securities issuable upon exercise of this Warrant, by first class mail, postage prepaid, to the registered holder of this Warrant at the holder's address for notices in the Stock Purchase Agreement. This notice shall state that change, adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based.

         If at any time (a) the Company shall take a record of the holders of any class of capital stock of the Company for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another entity or person, or (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to the holder of this Warrant (i) at least thirty
(30) days' prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least thirty (30) days' prior written notice of the date when the same shall take place. Such notice shall also specify all material terms of such dividend, distribution, right, reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the holder hereof against impairment.

11. Governmental Filings and Approvals.

         Notwithstanding any provision herein to the contrary, the Company shall not be obligated to issue any Common Stock under this Warrant until all required governmental filings and approvals relating to such Common Stock or the issuance thereof, if any, have been made and obtained by the Company and the holder of this Warrant under or in respect of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Company and the holder of this Warrant will cooperate with each other in connection with the making of any such filing in a prompt manner, and the Company will pay all filing fees and reasonable expenses (including, the reasonable fees of holder's counsel) in connection therewith.

12. Transfer and Assignment.

         Subject to the restrictions and conditions set forth herein and in the Stock Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purposes, upon surrender of this Warrant at the office of the Company, accompanied by a written assignment duly executed by the Holder hereof and each transferee in substantially the form attached hereto, indicating the number of Warrants being transferred, the name, address and tax identification number of each transferee and containing investment representations and warranties by the transferee substantially identical to those set forth in the Stock Purchase Agreement. Upon any such delivery, the Company shall execute and deliver to the Holder or the transferee(s) or both (as the case may be) new warrants (in substantially the form of this Warrant) in the appropriate denominations, and this Warrant shall thereupon be canceled.

13. Miscellaneous.

                 The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date of this Warrant. This Warrant shall be binding upon any successors or assigns of the Company and shall inure to the benefit of all transferees and assigns of the holder. This Warrant shall constitute a contract under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said state, without regard to New York conflicts of law.

                  [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer on the date first above written.

                                        THE A CONSULTING TEAM, INC.



                                        By: _________________________
                                            Name:
                                            Title:

Form of Exercise
-------------------------------------------------------------------------------

[To be signed upon exercise of Warrant]

The undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock of THE A CONSULTING TEAM, INC., and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to, _________________________________, whose address is ___________________________
___________________________________________.

Dated:
                                           [Name of Holder]

                                           By: _____________________________
                                               Name:
                                               Title:


                                           _________________________________
                                           (Address)

Form of Assignment
-------------------------------------------------------------------------------

[To be signed only upon transfer of Warrant]

                  For value received, ____________________ (the "Transferor") hereby sells, assigns and transfers unto _________________ (the "Transferee") the right represented by the within Warrant to purchase _______ shares of Common Stock of THE A CONSULTING TEAM, INC., to which the within Warrant relates, and appoints _______________ Attorney to transfer such right on the books of THE A CONSULTING TEAM, INC., with full power of substitution in the premises. The Transferee hereby confirms and agrees to, for the benefit of the Transferor and The A Consulting Team, Inc., the accuracy of the representations set forth on Exhibit A hereto.


Dated:                                       [Name of Transferor]

                                             By:____________________________
                                                Name:
                                                Title:


                                             [Name of Transferee]

                                             By:____________________________
                                                Name:
                                                Title:

                                    EXHIBIT A
                                    ---------

                   Investment Representations and Warranties.
                   ------------------------------------------

         The Transferee hereby confirms and agrees to, for the benefit of the Transferor and The A Consulting Team, Inc., the accuracy of the following representations and warranties.

         1. The Warrant and any shares of common stock of The A Consulting Team, Inc. issuable upon exercise thereof (the "Warrant Shares") which are acquired by the Transferee will be acquired by it for its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same. The Transferee further understands and agrees to the transfer restrictions on the Warrant and the Warrant Shares set forth in the Stock Purchase Agreement dated as of September 29, 2000 between The A Consulting Team, Inc. and the Transferor (the "Stock Purchase Agreement") in the event the Transferee desires to transfer the Warrant or any Warrant Shares.

         2. The Transferee understands that, except as provided in Section 5 of the Stock Purchase Agreement, the Warrant acquired by it has not been, and the Warrant Shares will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") or registered or qualified under any state securities or "blue-sky" laws, by reason of their issuance in a transaction exempt from the registration and/or qualification requirements thereof, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from registration and/or qualification.

         3. The Transferee understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Transferee) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

         4. The Transferee acknowledges that it has met with representatives of The A Consulting Team, Inc. and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Warrant and the Warrant Shares, and to obtain any additional information which The A Consulting Team, Inc. possessed or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to such investments as to enable the Transferee to understand and evaluate the risks of such investment and form an investment decision with respect thereto.

         5. The Transferee has no need for liquidity in its investment in The A Consulting Team, Inc., and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

         6. The Transferee is an "accredited investor" as such term is defined in Rule 501 (the provisions of which are known to the Transferee) promulgated under the Securities Act.

         7. The Transferee has not been formed solely for the purpose of effecting its investment hereunder.

         8. The Transferee acknowledges that the securities laws and state fiduciary laws impose certain obligations on persons who trade on or divulge material non-public information of publicly traded companies.

                                    EXHIBIT B
                                    ---------

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. ADDITIONALLY, UNTIL SEPTEMBER 29, 2002, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS, INCLUDING A RIGHT OF FIRST OFFER, SPECIFIED IN THE STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 29, 2000, BETWEEN THE A CONSULTING TEAM, INC. AND THE OTHER PARTY THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE A CONSULTING TEAM, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF SUCH HOLDER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE A CONSULTING TEAM, INC."